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                                                                  EXHIBIT 10(B)

                                   AMENDMENT

         THIS AMENDMENT ("Amendment") is entered into as of April 25, 1997 between The Cosmetic Center, Inc., formerly known as Cosmetic & Fragrance Concepts, Inc., ("EMPLOYER" or "COMPANY") and Ben S. Kovalsky ("EMPLOYEE" or "KOVALSKY").

                                   RECITALS:

         R-1. The parties entered into an Employment Agreement dated February 28, 1991 ("Employment Agreement").

         R-2. On October 1, 1996 the COMPANY entered into a letter of intent with Revlon Consumer Products Corporation ("Revlon") to merge its wholly owned subsidiary, Prestige Fragrance & Cosmetic, Inc. ("PFC") into the COMPANY. After the merger the COMPANY will consist of two groups -- The Cosmetic Center Group and the PFC Group.

         R-3. In order to ensure a smooth transition after the merger, Revlon has requested that the COMPANY ensure KOVALSKY'S continued employment for at least six (6) months after the merger.

         R-4. In consideration of the COMPANY amending the Employment Agreement as provided for herein KOVALSKY has agreed to continue his employment for at least six (6) months after the merger.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby reciprocally acknowledged, the parties agree as follows:

         1. EFFECTIVE DATE. The "Effective Date" of this Amendment shall be the date PFC is merged into the COMPANY.

         2. CONTINUATION OF EMPLOYMENT. Notwithstanding anything in the Employment Agreement to the contrary, including without limitation, Sections 1, 2 and 10 C, as of the Effective Date KOVALSKY agrees to assume the newly created position of President and Chief Operating Officer of The Cosmetic Center Group, in lieu of his present position as President, Chief Executive and Chief Operating Officer of the COMPANY, and to continue in such position for a period of at least six (6) months from the Effective Date of this Amendment ("Minimum Employment Period").

         3. COMPENSATION OF EMPLOYEE. As of the Effective Date, Paragraphs 3 A and B of the Employment Agreement shall no longer be applicable and the following shall apply in lieu thereof:

         "EMPLOYER hereby agrees to pay to EMPLOYEE for all services to be rendered by EMPLOYEE in his capacity as President and Chief Operation Officer of The Cosmetic Center Group of EMPLOYER an annual base salary ("Base Salary") of Two Hundred Twenty Five Thousand Dollars ($225,000.00). In addition, Employee shall be paid an annual amount of One Hundred Thousand Dollars ($100,000.00), which amount shall be paid, less all amounts required by law to be withheld, in the same number of installments and at the same time, as the Base Salary in consideration for the non-competition covenant contained in the Employment Agreement ("the Non-Competition Payments").

         4. TERMINATION PAYMENT. Upon the Effective Date, Section 10 of the Employment Agreement shall be deemed deleted, and in lieu thereof, the following shall apply:

              A. CANCELLATION OR TERMINATION. In the event EMPLOYER cancels and terminates this Employment Agreement and discharges EMPLOYEE prior to the expiration of the term of this Employment Agreement as specified in Section 2 of this Amendment for any reason other than for Good Cause or EMPLOYEE terminates his employment with EMPLOYER at any time after the end of the Minimum Employment Period, then EMPLOYER shall pay to EMPLOYEE a lump-sum payment equal to the remainder of his Base Salary and Non-Competition Payments that would be due through the end of the Term (without giving effect to EMPLOYEE'S termination), which payment shall be made to EMPLOYEE within thirty (30) days of the date of such termination. For illustrative purposes only, if the Effective Date occurs on January 31, 1997 and EMPLOYEE either terminates or is terminated from his employment with EMPLOYER on September 30, 1997, EMPLOYEE shall be entitled to a lump-sum payment equal to twenty nine
         (29) months of remaining Base Salary and Non-Competition Payments (i.e. $785,416.65). EMPLOYEE shall not be obligated to mitigate EMPLOYEE'S damages in the event of termination by EMPLOYER. EMPLOYER agrees that this provision with respect to a termination by EMPLOYER represents liquidated damages and not a penalty, and that it represents a reasonable forecast of EMPLOYEE's anticipated and actual economic damages as well as including reasonable compensation of $100,000.00 per year to EMPLOYEE in consideration for the Non-Compete provision contained in the Employment Agreement. EMPLOYER agrees that this provision with respect to a termination by EMPLOYEE after the Minimum Employment Period represents reasonable severance in light of EMPLOYEE'S prior service to

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         EMPLOYER as well as including reasonable compensation of $100,000.00 per year to EMPLOYEE in consideration for the Non-Compete provision contained in the Employment Agreement. In the event EMPLOYER cancels and terminates this Agreement and discharges EMPLOYEE prior to the expiration of the term of this Agreement as specified in Section 2 for Good Cause or EMPLOYEE terminates his employment with EMPLOYER at any time prior to the end of the Minimum Employment Period, EMPLOYER shall have no obligation to make any payment or provide any benefits hereunder for any period subsequent to the date of such termination or resignation, except as required by law.

              B. FAILURE TO PAY SALARY WHEN DUE. In the event EMPLOYER fails to pay any regular Base Salary and Non-Competition Payments when due as specified in Section 3 hereof, or to pay accelerated amount due if such Base Salary and Non-Competition Payments are accelerated as specified in Section 10A, IN ADDITION TO SUCH AMOUNT WHICH IS DUE TO EMPLOYEE, EMPLOYEE SHALL BE ENTITLED TO RECEIVE INTEREST ON THE UNPAID BALANCE THEREOF AT THE RATE OF 15% PER ANNUM.

              C. SURVIVAL OF REMEDIES. This Section 10 shall survive any termination of this Agreement other than for Good Cause.

         5. AUTOMOBILE. Upon expiration of the Employment Agreement, termination by EMPLOYEE after the end of the Minimum Employment Period, or termination by EMPLOYER at any time during the Term other than for Good Cause, the COMPANY shall transfer to KOVALSKY title to the COMPANY'S 1993 Lexus 400 which is presently being used by KOVALSKY.

         6. CONTINUATION OF BENEFITS. For a period of one year following expiration of the Employment Agreement, termination by EMPLOYEE after the end of the Minimum Employment Period, or termination by EMPLOYER at any time during the Term other than for Good Cause, the COMPANY shall continue to provide and/or pay the Medical Reimbursement and Insurance Reimbursement in accordance with Paragraphs 5 and 6 of the Employment Agreement to the same extent as if KOVALSKY remained employed by the COMPANY. Upon expiration of the Employment Agreement, termination by EMPLOYEE after the end of the Minimum Employment Period, or termination by EMPLOYER at any time during the Term other than for Good Cause, the COMPANY shall pay KOVALKSY the sum of $8,100.00 in consideration for the Group Insurance Benefits being lost by KOVALSKY as a result of such termination.

         7. STOCK OPTIONS. Upon the Effective Date, Paragraph 12 of the Employment Agreement shall be deemed deleted, and in lieu thereof, the following shall apply:

         "Upon expiration of the Employment Agreement, termination by EMPLOYEE after the end of the Minimum Employment Period, termination by EMPLOYER at any time during the Term other than for Good Cause or EMPLOYEE'S death, EMPLOYER shall offer to repurchase all unexpired options (whether vested or not) to purchase securities of the EMPLOYER ("Options") from EMPLOYEE or his estate or other successor-in-interest, as the case may be. The price to be paid for each such option shall be the excess, if any, of (A) the greater of (i) the then Market Price (as defined below) of EMPLOYER's common stock (or other securities for which the option is then exercisable) on the date of termination or (ii) $7.63 over (B) the option exercise price. EMPLOYEE (or his estate or other successor-in-interest) shall have the right to sell all or a portion of such Options to EMPLOYER. EMPLOYER shall purchase and pay for all such Options within sixty (60) days of the date of EMPLOYEE's termination.

         For the purpose of this Agreement, "Market Price" shall mean the closing sale price on the date in question of a share of such stock on the composite tape for the principal United States securities exchange registered under the Securities Exchange Act of 1934 (the "Exchange Act") on which such stock is listed, or, if such stock is not listed on any such exchange, the closing sale price or bid quotation with respect to a share of such stock on the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, or if shares of such stock are not traded on any United States registered securities exchange or in the over-the-counter market, the fair market value on the date in question of a share of such stock as determined by an investment banker selected by a majority of the members of the board of Directors of EMPLOYER in good faith."

         8. DEFERRED COMPENSATION. Upon expiration of the Employment Agreement or termination, EMPLOYER shall pay to EMPLOYEE, the deferred compensation liability established by EMPLOYER for EMPLOYEE in accordance with generally accepted accounting principles less all amounts required by law to be withheld. In addition, within thirty (30) days of any termination referred to in the preceding sentence, EMPLOYEE shall have the right to purchase EMPLOYER'S interest in the Guardian Life Insurance Policy on EMPLOYEE and his wife by paying to EMPLOYER the amount of premiums paid to date of such policy on the date of EMPLOYEE'S termination.

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         9. CONFIRMATION OF TERMS. All of the terms, covenants and conditions of the Employment Agreement, except as are herein specifically modified and amended, shall remain in full force and effect and are hereby adopted and reaffirmed by the parties hereto. In the event of any conflict between the terms of this Amendment and the Employment Agreement, the terms of this Amendment shall control.

         IN WITNESS WHEREOF, the COMPANY has caused this Amendment to be executed and sealed on its behalf by its duly authorized officers, and KOVALSKY has hereunto set his hand and seal, all done as of the day and year hereinabove first written.

                                       EMPLOYER:
ATTEST:                                THE COSMETIC CENTER, INC.

/s/ Bruce E. Strohl                    /s/ Howard Diener                 (SEAL)
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                                       I. Howard Diener
                                       President

WITNESS:                               EMPLOYEE:

/s/ Bruce E. Strohl                    /s/ Ben S. Kovalsky               (SEAL)
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                                       Ben S. Kovalsky

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